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                          COLLEGELINK.COM INCORPORATED

                              AMENDED AND RESTATED
                     NONCOMPETITION AND EMPLOYMENT AGREEMENT
                              (Patrick S. O'Brien)


         This Amended and Restated Noncompetition and Employment Agreement (this "Agreement") is entered into as of February 15, 2000, by and between CollegeLink.com Incorporated, a Delaware corporation (successor in interest to Cytation.com Incorporated)(the "Company"), and Patrick S. O'Brien ("Executive").

         A. Executive is an officer, director and shareholder of Student Success, Inc., a Wisconsin corporation ("SSI").

         B. SSI, CollegeLink Corporation ("Merger Sub), and the Company have agreed to merge SSI with and into Merger Sub pursuant to an Agreement and Plan of Merger dated as of October 20, 1999, as amended by a First Amendment to Agreement and Plan of Merger dated as of the date hereof (as amended, the "Merger Agreement").

         C. As a condition precedent to the closing of the Merger, Executive, the Company and Merger Sub entered into a Noncompetition and Employment Agreement on October 20, 1999 (the "Original Agreement").

         D. Executive and the Company desire to amend certain provisions the Original Agreement as set forth herein;

         The Company and Executive hereby agree as follows:

         1. Employment. The Company is employing Executive, and Executive accepts employment upon the terms and conditions set forth in this Agreement. (As used throughout this Agreement, "Company" shall mean and include any and all of its present and future subsidiaries and any and all subsidiaries of a subsidiary). Executive warrants that he is free to enter into and perform this Agreement and is not subject to any employment, confidentiality, non-competition or other agreement which would restrict his performance under this Agreement.

         2. Duties. During the term of this Agreement, Executive's services shall be exclusive to the Company, and he shall devote his entire business time, attention and energies to the business of the Company and the duties to which the Board of Directors of the Company shall assign him from time to time, including the transition of the operations and employees of SSI to the Merger Sub. Executive agrees to perform his services faithfully and to the best of his ability and to carry out the policies and directives of the Company. Notwithstanding the foregoing, the Executive may participate in community boards and committees and in activities generally
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considered to be in the public interest, so long as such participation and activities do not materially interfere with his duties hereunder.

         3. Title. During his employment hereunder, the Executive shall have the position of Chief Executive Officer, or such other executive position as the Board of Directors of the Company may determine.

         4. Term. The term of this Agreement shall commence on the date of the closing of the Merger (the "Closing Date") and shall extend until the first anniversary thereof, unless terminated sooner in accordance with Section 6 of this Agreement.

         5. Compensation & Benefits.

                  (a) Salary. For all Executive's services and covenants under this Agreement, the Company shall pay Executive an initial annual salary of $125,000 payable in accordance with the Company's payroll policy in effect from time to time.

                  (b) Stock Options. The Company will grant Executive incentive stock options to purchase a total of 200,000 shares of the Company's common stock at an exercise price of $4.00 per share, such options to be substantially in the form of Exhibit A attached hereto.

                  (c) Benefits. Executive shall be entitled to all medical insurance, vacation, sick leave, holidays and other fringe benefits in accordance with Company policies made available from time to time to other executives of the Company.

                  (d) Moving Expenses. In the event that the Company requires Executive to relocate, the Company shall reimburse Executive for (i) all reasonable and customary expenses incurred by Executive in connection with any such relocation, (ii) temporary living expenses of (A) $3,000 per month for the first four months that Executive is employed by the Company while maintaining a primary residence outside of New England and (B) $5,000 per month for the fifth and sixth months that Executive is employed by the Company while maintaining a primary residence outside of New England, and (iii) any commission due to a real estate broker in connection with the sale of the primary residence owned by Executive on October 20, 1999. Executive shall submit to the Company a reasonably detailed expense report as a condition to payment of any such reimbursable expenses.

                  (e) Performance Bonus. The Company shall pay Executive a bonus of $62,500 if at least 500,000 students attend the Company's "Making High School Count" program during the 2000-2001 academic year. The Company shall pay Executive a bonus of $62,500 if at least 1,000,000 students attend the Company's "Making College Count" program during the 2000-2001 academic year. Any such bonus shall be paid to Executive within 30 days after satisfaction of the applicable condition precedent. In the event that Executive's employment is terminated by the Company without cause (as defined in Section 6(a)) or by Executive for Good


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Reason (as defined in Section 6(e)) before satisfaction of the applicable condition precedent for a bonus hereunder, Executive shall nonetheless be entitled to such bonus if: (i) the applicable condition precedent is at least 75% satisfied at the time of termination and (ii) the applicable condition is ultimately achieved thereafter.

         6. Termination of Employment. Notwithstanding any other provision of this Agreement, the Executive's employment may be terminated:

                  (a) For Cause. By the Company for cause (as hereinafter defined). For purposes of this Agreement cause shall mean: (i) failure or refusal by the Executive (other than by reason of any disability, illness or other incapacity) to perform his assigned duties for the Company, which failure or breach continues for more than 10 days after written notice thereof is given to the Executive; (ii) commission by the Executive of an act of dishonesty or moral turpitude; or (iii) commission by the Executive of an act of fraud upon the Company or an act materially evidencing bad faith toward the Company. In the event of termination for cause, the Company will pay to the Executive accrued but unpaid annual salary through the date of termination.

                  (b) For Disability. By the Company, upon 20 days' notice to the Executive if he should be prevented by illness, accident or other disability from discharging any of his material duties hereunder for thirty (30) consecutive days or one or more periods totaling thirty (30) days, provided that compliance with this paragraph shall be subject to the "Americans with Disabilities Act" and the "Family and Medical Leave Act", or such other laws as may be applicable to this Agreement. In the event of such termination of Executive's employment, the Company's obligation to pay further compensation hereunder shall cease forthwith, except that the Executive shall be entitled to receive his accrued but unpaid annual salary for the period up to the last day of the month in which such termination of employment occurred.

                  (c) Without Cause. By the Company, without cause, provided, however, that if the Executive's employment is terminated pursuant to this Section, the Executive shall continue to receive his annual salary as provided in Section 5(a) until the first anniversary of the date of termination and continued coverage in all group health and medical plans.

                  (d) By Resignation. By the Executive upon providing thirty
(30) days written notice to the Company, provided, however, that, in the event of termination by resignation, the Company will pay to Executive accrued but unpaid annual salary through the date of termination.

                  (e) For Good Reason. By the Executive for "Good Reason", which shall consist solely of the following: (i) any demotion of Executive from the highest office achieved by Executive at the Company, (ii) any failure of the Company to entrust Executive with executive duties and responsibilities; or
(iii) a material breach by the Company of any provision of this Agreement which continues for more than 30 days following written notice by the Executive to the Company specifying such breach. In the event of termination under this Section, the


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Executive shall have no further obligations to the Company except his obligations under Sections 7, 8, 9 and 10, and the Executive shall be entitled to the severance benefit set forth in Section 6(c) above.

                  (f) By Death. In the event of the Executive's death during the term of his employment, the Company's obligation to pay further compensation hereunder shall cease forthwith, except that the Executive's legal representative shall be entitled to receive his annual salary for the period up to the last day of the month in which such death shall have occurred.

                  (g) By Mutual Agreement. By the mutual, written agreement of the Company and the Executive.

                  (h) Release. The Company's obligation to make the severance payments specified in Sections 6(c) or 6(e) are subject to the condition precedent that the Executive execute and deliver to the Company a general release, reasonably satisfactory in form to the Company's legal counsel, of all claims that he may have against the Company or its officers, directory, agents, employees, attorneys, accountants, or stockholders arising out of, or relating to, this Agreement or his employment with the Company.

         7. All Business to be Property of the Company; Assignment of Intellectual Property.

                  (a) Company Property. Executive agrees that any and all presently existing business of the Company and all business developed by him or any other executive of the Company, including, without limitation, all contracts, fees, commissions, compensation, records, customer or client lists, agreements and any other incident of any business developed, earned or carried on by Executive for the Company is and shall be the exclusive property of the Company, and (where applicable) shall be payable directly to the Company.

                  (b) Assignment of Rights. Executive hereby grants to the Company (without any separate remuneration or compensation other than that received by him from time to time in the course of his employment) his entire right, title and interest throughout the world in and to, all research, information, procedures, developments, inventions and improvements whether patentable or non-patentable, patents and applications therefor, trademarks and applications therefor, copyrights and applications therefor, programs, trade secrets, plans, methods, and all other data and know-how (herein sometimes "Intellectual Property") made, conceived, developed and/or acquired by him solely or jointly with others during the period of his employment with SSI or the Company, whether or not made, conceived, developed or acquired during regular business hours or on the premises of, or using properties of, SSI or the Company or in the regular scope of Executive's employment by SSI or the Company. Set forth on Schedule A attached to this Agreement are descriptions of inventions and copyrightable materials that the Executive has developed and reduced to practice prior to commencement of his employment with SSI and that are, accordingly, exempted from the provisions of this Section 7(b).


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         8. Confidentiality. Except as necessary in performance of services for the Company, Executive shall not, either during the period of his employment with the Company or thereafter, use for his own benefit or disclose to or use for the benefit of any person outside the Company, any information concerning any Intellectual Property, or other confidential or proprietary information of the Company, including, without limitation, any of the materials listed in
Section 7(a) or 7(b), whether Executive has such information in his memory or embodied in writing or other tangible form. All originals and copies of any of the foregoing, however and whenever produced, shall be the sole property of the Company, not to be removed from the premises or custody of the Company without first obtaining authorization of the Company, which authorization may be revoked by the Company at any time. Upon the termination of Executive's employment in any manner or for any reason, Executive shall promptly surrender to the Company all copies of any of the foregoing, together with any documents, materials, data, information and equipment belonging to or relating to the Company's business and in his possession, custody or control, and Executive shall not thereafter retain or deliver to any other person any of the foregoing or any summary or memorandum thereof.

         9. Non-Competition Covenant. The Executive recognizes that the Company provides its services and products throughout the world and would be substantially injured by Executive competing with the Company as described below in any part of the world and, therefore, Executive agrees and warrants that he will not, unless acting with the Company's express prior written consent, directly or indirectly, while an Executive of the Company and for a period of two (2) years following termination of such employment, engage, anywhere in the world and in any capacity, in any business or activity that competes with, or involves preparation to compete with, that of the Company as it is at the time of termination.

         Executive and the Company are of the belief that the period of time and the area herein specified are reasonable in view of the nature of the business in which the Company is engaged and proposes to engage, the state of its business development and Executive's knowledge of this business. However, if such period or such area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such area and during such period of time as is adjudged to be reasonable.

         Executive acknowledges that his agreement to this non-competition obligation is a material inducement to the Company to effect the Merger and that Executive is to receive substantial value by reason of the Merger.

         10. Non-Solicitation Agreement. Executive agrees and covenants that he will not, unless acting with the Company's express written consent, directly or indirectly, during the term of this Agreement or for a period of two (2) years thereafter (a) solicit, entice away or interfere with the Company's contractual relationships with any customer, client, officer or Executive of the Company nor
(b) hire or assist another in the hiring of, or retain as a consultant or assist another


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in such retention, any such employee or any person who has been such an employee within the six (6) month period before such hiring or retention; provided, however, it shall not be deemed to be a violation of this covenant or the one contained in Section 9 hereof if, after termination of Executive's employment with the Company, Executive shall solicit sponsors for, or seek to do business with, existing customers or sponsors of the Company for or on behalf of a business which is not in competition with the Company.

         11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receive or three days after having been mailed by first class mail, postage prepaid, or twenty-four hours after having been sent by Federal Express or similar overnight delivery services, as follows: (a) if to Executive, at Student Success, Inc., 607 Redna Terrace, Suite 600, Cincinnati, OH 45215-9906, or to such other person(s) or address(es) as Executive shall have furnished to the Company in writing; and (b) if to the Company, at 55 Hammarlund Way, Middletown, RI 02842, Attention: Richard A. Fisher, Chairman.

         12. Assignability. In the event that the Company shall be merged with, or consolidated into, any other corporation, or in the event that it shall sell and transfer substantially all of its assets to another corporation or entity, the terms of this Agreement shall inure to the benefit of, and be assumed by, the corporation resulting from such merger or consolidation, or to which the Company's assets shall be sold and transferred. This Agreement shall not be assignable by Executive.

         13. Entire Agreement. This Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof and supersedes in all respects all prior agreements of any kind concerning the subject matter hereof, including without limitation the Original Agreement.

         14. Equitable Relief. Executive recognizes and agrees that the Company's remedy at law for any breach of the provisions of Sections 7, 8, 9 or 10 hereof may be inadequate, and he agrees that for breach of such provisions, the Company shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance. Should Executive engage in any activities prohibited by, and material to, this Agreement, he agrees to pay over to the Company all compensation, remuneration or monies or property of any sort received in connection with such activities; such payment shall not impair the right of the Company to pursue any rights, remedies, obligations or liabilities of Executive which such parties may have under this Agreement or applicable law.

         15. Amendments. This Agreement may not be amended, nor shall any change, waiver, modification, consent or discharge be effected except by written instrument executed by the Company and Executive.


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         16. Severability. If any part of any term or provision of this
Agreement shall be held or deemed to be invalid, inoperative or unenforceable to any extent by a court of competent jurisdiction, such circumstances shall in no way affect any other term or provision of this Agreement, the application of such term or provisions in any other circumstances, or the validity or enforceability of this Agreement.

         17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of The Commonwealth of Delaware.

         18. Confidentiality of this Agreement. The Executive shall not, either during the period of his employment with the Company or at any time thereafter, disclose to any person within or outside of the Company either the existence of this Agreement or any of the terms and conditions contained within this Agreement without first obtaining authorization of the Company, which authorization may be withheld by the Company at any time and for any reason.


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         IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Amended and Restated Noncompetition and Employment Agreement as an instrument under seal as of the date first above written.


                                             COLLEGELINK.COM INCORPORATED



                                             By:   /s/  Richard A.  Fisher
                                             Name: Richard A. Fisher
                                             Title:  Chairman



                                             EXECUTIVE



                                             /s/   Patrick S. O'Brien
                                             Patrick S. O'Brien


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